AGENCY AGREEMENT




HEALTHCARE CAPITAL CORP.                                         August 22, 1996
1120-595 Howe Street
Vancouver, B.C.
V6C 2T5

ATTENTION:        DOUGLAS F. GOOD

Dear Sirs:

C.M. Oliver & Company Limited (the "Agent") understands that HealthCare Capital Corp. (the "Company") proposes to create and issue 4,800,000 special warrants of the Company having the attributes and characteristics specified in this agreement (the "Special Warrants"). Upon its acceptance of this agreement and subject to the terms and conditions set forth in this agreement, the Company hereby appoints the Agent to act as the Company's project manager and exclusive agent in Canada to use its best efforts to effect the sale of the Special Warrants at a price of $1.25 (U.S.) per Special Warrant, for an aggregate price of up to $6,000,000 (U.S.) ("Aggregate Purchase Price"), and the Agent agrees to act as the Company's agent to use its reasonable best efforts to effect the sale of the Special Warrants in Canada on the Company's behalf. In so acting, the Agent is under no obligation to purchase any of the Special Warrants, although the Agent may subscribe for Special Warrants if it so desires. The Company reserves the right to reject subscriptions, at its discretion, only if it considers acceptance not to be in the best interests of the Company or if acceptance of the Subscription would obligate the Company to issue and sell more than 4,800,000 Special Warrants.

The closing of the issue and sale of the Special Warrants will take place in two tranches, as follows:

                  (a) the first tranche and closing (the "First Closing") will include only subscribers who are not "U.S. Persons" within the meaning of Regulation S of the U.S. Securities and Exchange Commission; and

                  (b) a second tranche and closing (the "Second Closing") will include only subscribers who are "U.S. Persons".

All offers and sales of the Special Warrants to "U.S. Persons" will be made directly by the Company through duly registered U.S. broker-dealers, who are members of the selling group organized by the Agent and the Company.

In consideration of the services to be rendered by the Agent to the Company in effecting the sale of the Special Warrants and as corporate advisor, the Company agrees to pay to the Agent, at the time and in the manner specified in subsection 5.3:

                  (a) a fee (the "Fee") equal to 9% of the Aggregate Purchase Price of the Special Warrants sold by the Company on the First Closing payable at the time of Closing of the issue and sale of the Special Warrants (a "Closing Date"), in cash, in Special Warrants or in a combination thereof, as directed by the Agent;

                  (b)      a corporate finance fee of $50,000 (Cdn.);

                  (c) a syndication fee of 1% of the gross proceeds received by the Company from the sale of all Special Warrants, payable at the Agent's option in cash or Special Warrants; and



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                  (d)      a special option (the "Agent's Option") entitling the
                           Agent to acquire warrants to purchase up to 10% of the number of the Special Warrants sold by the Agent on the first tranche (the "Option Warrants") which shall be exercisable into that number of common shares (the "Option Shares") of the Company at a price of $1.25 (U.S.) per share until August 31, 1998 unless cancelled earlier, as described below. Upon the acceptance for listing or quotation of the Company's shares on a recognized stock exchange or national trading market in the United States, if the closing bid for the Company's shares is not less than $3.00 (U.S.) per share for a period of twenty consecutive trading days, the Company will have the option, on 45 days written notice, to force the exercise or cancellation of the Agent's Option.

The Agent's Option to acquire the Option Warrants may be exercised by the Agent without any further action on its part, at any time during the 12 month period following the Closing Date, and in any event shall be deemed to be exercised on the 5th business day following the day on which a receipt is issued for the Final Prospectus (as hereinafter defined) by the last of the British Columbia Securities Commission and any other securities regulatory authority for a Canadian Province or Territory in which a trade in the Special Warrants has taken place (the "Qualification Date"), or the date which is 12 months following the Closing Date, whichever is earlier.


1.                TERMS OF THE SPECIAL WARRANTS

1.1 The Special Warrants will be issued under and governed by a trust indenture (the "Special Warrant Indenture") to be dated as of the First Closing Date and to be made between the Company and The R-M Trust Company (the "Trustee"). Subject to subsection 1.3, each Special Warrant will entitle the holder, upon exercise and without payment of any additional consideration, to be issued one common share in the capital of the Company (an "Underlying Share") and one non-transferrable share purchase warrant (an "Underlying Warrant"). The Underlying Warrants will be issued under and governed by a trust indenture (the "Purchase Warrant Indenture") to be dated as of the Closing Date and to be made between the Company and the Trustee. Each Underlying Warrant will entitle the holder thereof to acquire one common share in the capital of the Company (an "Underlying Warrant Share") at a price of $2.00 (U.S.) per share until August 31, 1998, subject to earlier cancellation as described below. The Underlying Shares and the Underlying Warrants will be collectively referred to as the "Underlying Securities".

1.2 The Company covenants to, and, if required by the Agent, the Company will covenant under the Special Warrant Indenture that it will:

                  (a) prepare and file, using its reasonable best efforts to do so on or before the day which is 45 days from the First Closing Date, under the applicable securities laws, regulations and rules of British Columbia and such other Canadian Provinces or Territories in which a trade in Special Warrants takes place (collectively the "Qualifying Jurisdictions"), a preliminary prospectus (the "Preliminary Prospectus"), together with the required supporting documents, to qualify the distribution of the Underlying Securities and the Option Warrants;

                  (b) use its reasonable best efforts to address as expeditiously as possible the comments made in respect of the Preliminary Prospectus by the securities regulatory authorities (the "Securities Commissions") of the Qualifying Jurisdictions; and

                  (c) prepare and file, using its reasonable best efforts to do so on or before the day which is 120 days from the Second Closing Date, under the applicable securities laws of the Qualifying Jurisdictions, a final prospectus (the "Final Prospectus"), together with the


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                           required supporting documents, and use its reasonable
                           best efforts to expeditiously obtain receipts for the Final Prospectus from the Securities Commissions and take all other steps and proceedings that may be necessary in order to qualify, under the applicable
                           securities     legislation    of    the    Qualifying
                           Jurisdictions,     and    the    rules,     policies,
                           interpretation notices and orders of the Securities Commissions (the "Applicable Securities Laws") the distribution of the Underlying Securities and the Option Warrants.

1.3 The Special Warrants will be subject to the following terms and conditions, provision for which will be made in the Special Warrant Indenture:

                  (a) at any time after the Closing Date, the holders of the Special Warrants are entitled to exercise the Special Warrants and to receive, without further payment, the Underlying Securities;

                  (b) any unexercised Special Warrants will be deemed to have been exercised by the holders, without any further action on their part, at any time on the fifth business day following the Qualification Date;

                  (c) any Special Warrants then outstanding will be deemed to be exercised on the day which is one year from the First Closing Date (the "Expiry Date"); and

                  (d) if a receipt for the Final Prospectus is not issued by the Securities Commissions within 120 days of the Second Closing Date, or such other date as may be agreed between the Company and the Agent, the holders of the Special Warrants are entitled to exercise the Special Warrants and to receive, without further payment, 1.1 Underlying Shares and 1.1 Underlying Warrants with the exception of any Special Warrants issued to the Agent as part of the Fee or syndication fee referred to above.

1.4 The terms and conditions of the Special Warrant Indenture and the attributes and characteristics of the Special Warrants provided for under the Special Warrant Indenture will be substantially as described in this agreement subject to the changes, if any, that the Company and the Agent may agree to, and otherwise the Special Warrant Indenture will be in a form and contain terms and conditions as are satisfactory to the Company and to the Agent.

1.5 The Underlying Warrants will be issued pursuant to a trust indenture between the Company and the Trustee (the "Purchase Warrant Indenture") and the attributes and characteristics of the Underlying Warrants will be substantially as described in this Agreement, subject to the changes if any that the Company and the Agent may agree to, and otherwise the Purchase Warrant Indenture will be in a form and contain terms and conditions as are satisfactory to the Company and to the Agent, including, among other things, a provision that if, after the Qualification Date the closing bid for the Company's common shares is greater or equal to $3.00 (U.S.) per common share (calculated according to the rate stated by the Bank of Canada for conversion of Canadian dollars to U.S. dollars on each such day) for a period of twenty consecutive trading days on The Alberta Stock Exchange, or on such other recognized stock exchange or trading market on which the largest volume of common shares of the Company traded on each such day, the Company may, at its option, by written notice to the Trustee and the holders of the Underlying Warrants, amend the expiry date of the Underlying Warrants to a day determined by the Company not less than 45 days after the notice is given.

2.                NATURE OF THE TRANSACTION

2.1 The sale of the Special Warrants to purchasers (the "Purchasers") is to be effected in a manner exempt from any prospectus filing or delivery requirements of the Applicable Securities Laws without the necessity


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


of obtaining any order or ruling of any of the Securities Commissions. Notwithstanding that offers and sales of Special Warrants may be made outside of Canada, the offers or sales must also be in compliance with the law of Alberta. Each trade of the Special Warrants to which the law of Alberta applies will be made by the Company under the prospectus filing exemptions in sections 107(1)(d) of the Securities Act (Alberta) (the "Alberta Act").

If the Agent chooses to offer the Special Warrants outside of Canada, which it is not required to do, the Agent will offer the Special Warrants outside of Canada only in compliance with the applicable securities laws, regulations, rules and policies of the jurisdictions (the "Offering Jurisdictions") in which they are offered. The Agent will, at its own expense, take all such steps and make all required filings which must be made in order to effect compliance with such laws, regulations, rules and policies.

The Agent will notify the Company with respect to the identity and jurisdiction of residence of each Purchaser as soon as practicable with a view to affording sufficient time to allow the Company to secure compliance with the Applicable Securities Laws and the applicable law and policy in the Offering Jurisdictions in connection with the sale of the Special Warrants to the Purchasers under the exemptions referred to above (collectively the "Exemptions").

2.2 The Company will, at its own expense, comply with the Applicable Securities Laws in connection with the sale of the Special Warrants to the Purchasers, including the filing of required reports and the payment of any applicable fees relating thereto.

2.3 The Company will, at its own expense, comply with all Applicable Securities Laws in connection with obtaining the receipt for the Final Prospectus to qualify the distribution of the Underlying Securities and Option Warrants including the filing of required reports and the payment of any applicable fees relating thereto.

2.4 The Agent will conduct its activities in connection with the distribution of the Special Warrants in compliance with all Applicable Securities Laws and, without limiting the foregoing, the Agent represents, warrants and agrees, that:

                  (a) all solicitation, offering and other selling efforts carried out by it in connection with the distribution of the Special Warrants have been and will be made, and all purchases of Special Warrants will be made, in accordance with the provisions of the Exemptions; and

                  (b) it is a member, in good standing, of The Alberta Stock Exchange (the "Exchange").

2.5 The Agent will obtain from each Purchaser a properly completed and duly executed subscription agreement (a "Subscription Agreement"), in the form provided by the Company, and a properly completed and duly executed private placement questionnaire and undertaking (a "Questionnaire and Undertaking"), in the form attached to the Subscription Agreement, and for those Purchasers who are individuals in circumstances where the B.C. Act applies a Form 20A(IP) in the form attached to the Subscription Agreement.

2.6 The Agent will not offer or sell the Special Warrants or the Underlying Securities in the United States and makes the representations, warranties and covenants set forth in Part II of Schedule "A", which are incorporated into and form part of this agreement.


3.                REPRESENTATIONS, WARRANTIES, AND COVENANTS OF THE COMPANY

3.1 The Company represents and warrants to the Agent and to the Purchasers as at the date hereof and as at the Time of Closing, and acknowledges that the Agent and the Purchasers will be relying upon such representations and warranties in entering into this agreement and the Subscription Agreements, that:


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                  (a)      the Company is a "reporting issuer" in Alberta and is
                           not in default of any of the require- ments of the Applicable Securities Laws of Alberta;

                  (b) the audited consolidated balance sheet of the Company as at July 31, 1995 and the audited consolidated statements of loss and deficit and changes in financial position of the Company for the year then ended, and the notes thereto, all as filed by the Company under the requirements of the Applicable Securities Laws, were prepared in accordance with generally accepted accounting principles and present fairly the assets, liabilities and financial condition and the sales, income and results of operation of the Company on a consolidated basis for the period covered;

                  (c) there has not occurred any adverse "material change" (as that term is defined in the British Columbia Act
                           - a "Material Change"), financial or otherwise, in the assets, liabilities (contingent or otherwise), business, financial condition or capital of the Company, taken as whole, since July 23, 1996, the date of the Company's preliminary prospectus (the "Preliminary Prospectus") filed with the British Columbia and Alberta Securities Commission which has not been generally disclosed and specifically made aware of to the Agent and its solicitors;

                  (d) the Company is not a party to any actual, pending, threatened or contemplated, suits or proceedings which could materially affect its business or financial condition;

                  (e) this agreement, the Subscription Agreements, the Special Warrant Indenture and the Purchase Warrant Indenture have been authorized by all necessary corporate action on the part of the Company, the form of certificates for and the issuance of the Special Warrants and the Agent's Option;

                  (f) the Special Warrants, the Underlying Warrants and the Option Warrants, when issued, will have been validly authorized, created and issued;

                  (g) the Underlying Shares, the Underlying Warrant Shares, the Agent's Shares and the Option Shares have been validly allotted for issuance when issued upon exercise (or deemed exercise, if applicable) of the Special Warrants, Underlying Warrants, or Option Warrants, as applicable, in accordance with their terms, respectively, will be validly issued as fully paid and non-assessable;

                  (h) the Company has no subsidiaries other than HealthCare Hearing Clinics Inc., HC HealthCare Clinics Ltd., Pacific Hearing Clinics Inc., Pacific Audiology Inc. and Oakridge Hearing Clinic Inc., each of which is wholly owned directly or indirectly by the Company;

                  (i)      the   Company   has  not   engaged  in  any  form  of
                           advertising  in  connection   with  the  Offering  of
                           Special  Warrants,  such that it is not  required  to
                           prepare and deliver to Purchasers an offering memorandum;

                  (j) the authorized capital of the Company consists of an unlimited number of common shares without par value, of which, as of the date hereof, 16,147,000 common shares are issued and outstanding as fully paid and non-assessable shares; and

                  (k) except as set out in the Preliminary Prospectus, there are no persons, firms or corporations having any agreement or option or any right or privilege capable of

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                           becoming an agreement for the purchase,  subscription
                           or issuance of any securities of the Company.

3.2 The Company makes the representations, warranties and covenants set forth in
Part I of Schedule "A", which are incorporated into and form part of this agreement.


4.                CONDITIONS TO PURCHASE AND SALE OBLIGATIONS

4.1 The following are conditions to the obligations of the Agent and of the Purchasers to complete the transactions contemplated in this agreement and in the Subscription Agreements:

                  (a) all actions required to be taken by or on behalf of the Company, including the passing of all requisite resolutions of directors of the Company, will have been taken so as to validly create, sell, issue and deliver:

                           (i)      the   Special    Warrants   and   Underlying
                                    Securities to the Purchasers; and

                           (ii) the Agent's Option, Option Warrants, and Option Shares to the Agent;

                  (b) the Company will have made all necessary filings and obtained all necessary approvals, consents and acceptances of appropriate regulatory authorities, within the time required (subject to any extensions permitted by the Exchange and agreed to by the Agent, in writing), in order to permit the Company to create, sell, issue and deliver:

                           (i)      the   Special    Warrants   and   Underlying
                                    Securities to the Purchasers; and

                           (ii) the Agent's Option, Option Warrants, and Option Shares to the Agent;

                  (c) the Underlying Shares, Underlying Warrant Shares, and Option Shares will have been accepted for listing on the Exchange;

                  (d) the Company will have caused a favourable legal opinion to be addressed and delivered by its legal counsel to the Agent, the Purchasers and the Agent's legal counsel, dated as of the Closing Date, in form and content acceptable to the Agent, acting reasonably;

                  (e) the Company will have delivered to the Agent a legal opinion of United States Counsel of recognized standing acceptable to the Agent, acting reasonably at the First Closing that the offering and the sale of the Special Warrants has been made in accordance with Regulation S, and at the Second Closing that the offer and sale of the Special Warrants is exempt from or does not require registration under applicable United States federal and state securities laws;

                  (f) the Company will have delivered an officers' certificate addressed and delivered to the Agent, the Purchasers and the Agent's legal counsel, dated as of the Closing Date, in form and content acceptable to the Agent, acting reasonably, certifying, among other things, that:

                           (i) no order ceasing or suspending trading in any securities of the Company or prohibiting the sale of the Special Warrants or the issuance of the Underlying Securities are in effect (except for any order based upon the activities or alleged activities  of  the  Agent  and  not  of the
                                    Company)   and,  to  the  knowledge  of  the
                                    officers, no proceedings for this purpose are pending or threatened;

                           (ii) no adverse Material Change, financial or otherwise, in the assets, liabilities (contingent or otherwise), business, financial condition or capital of the
                                    Company,  taken  as a  whole,  has,  to  the
                                    knowledge of the  officers,  occurred  since
                                    July 24,  1996 which has not been  generally
                                    and  publicly   disclosed  and  specifically
                                    communicated to the Agent and its legal counsel;

                           (iii) neither the execution and delivery by the Company of this agreement, the Subscription Agreements, the Special Warrant Indenture or the Purchase Warrant Indenture, or the fulfilment of or compliance with the terms of any of them by the Company, nor the creation, sale, issuance and delivery of the Special Warrants to the Purchasers as contemplated in this agreement, the Subscription Agreements, the Special Warrant Indenture and the Purchase Warrant Indenture, or the issuance and delivery of the Underlying Securities upon the exercise of the Special Warrants, conflicts or will conflict with or results or will result in a breach of any of the provisions of the Memorandum or Articles of the Company, or of any resolutions of the directors or shareholders of the Company, or of any term of any agreement or instrument to which the Company is a party or by which it is bound;

                           (iv) the Company has complied in all material respects with all terms and conditions of this agreement, the Subscription Agreements, the Special Warrant Indenture and the Purchase Warrant Indenture on its part to be complied with at or prior to the Time of Closing (as hereinafter defined);

                           (v) the Company is a "reporting issuer" for the purposes of, and is not in default of any of the requirements under, the Applicable Securities Laws in Alberta;

                           (vi) the Company has no subsidiaries, other than HealthCare Hearing Clinics Inc., HC HealthCare Clinics Ltd., Pacific Hearing Clinics Inc., Pacific Audiology Inc. and Oakridge Hearing Clinic Inc., each of which is a wholly owned subsidiary of the Company and is duly incorporated and validly existing under the laws under which it was incorporated, amalgamated or continued;

                           (vii) the Agency Agreement, the Subscription Agreements, the Agent's Option, the Special Warrant Indenture and the Purchase Warrant Indenture have been duly authorized, executed and delivered by the Company and constitute valid and binding obligations of the Company in accordance with their terms;

                           (viii) the representations and warranties of the Company contained in this agreement, the Subscription Agreements, the Special Warrant Indenture and the Purchase Warrant Indenture are true and correct as of the Time of Closing, and the certificate will be signed on behalf of the Company by its President and by its Chief Financial Officer or by such other officers or directors of the Company as the Agent, acting reasonably, may accept in place of those officers;

                  (g) the Company will have delivered to the Agent a legal opinion in a form and of tax counsel acceptable to the Agent, acting reasonably, that the Special Warrants and the

                           Underlying Securities do not constitute "foreign property" within the meaning of proposed amendments to the Income Tax Act (Canada); and

                  (h) the representations and warranties of the Company contained in this agreement will be true and correct as of the Time of Closing as if such representations and warranties had been made as of the Time of Closing.

The Company covenants to use its reasonable best efforts to have these conditions fulfilled at or prior to the Time of Closing. These conditions may be waived in writing in whole or in part by the Agent.

4.2 The obligation of the Company to complete the transactions contemplated in this agreement is subject to the condition, which may be waived in writing by the Company, that the Company receives and has accepted, at or prior to the Time of Closing, properly completed and duly executed Subscription Agreements and Questionnaires and Undertakings in respect of all of the Special Warrants sold. The Company agrees to accept each Subscription Agreement tendered to it provided that it is satisfied, acting reasonably, that the applicable Exemptions are available in respect of the sale of the Special Warrants subscribed for under that Subscription Agreement, all applicable securities laws of the Offering Jurisdictions have been complied with and the acceptance of the Subscription, together with the subscriptions previously accepted by the Company, will not obligate the Company to issue more than 4,800,000 Special Warrants.


5.                CLOSING

5.1 The First Closing of the transactions contemplated under this agreement and the Subscription Agreements (the "Closing") will be completed at the offices of McCullough O'Connor Irwin, the solicitors for the Agent, at 2:00 p.m. (Vancouver time) on September 23, 1996 or at such other time or at such other time and date as the Company and the Agent may agree (being the "Time of Closing").

5.2 At the First Closing and the Second Closing, the Agent will deliver or cause to be delivered:

                  (a) to the Company one or more certified cheques or bank drafts made payable on the Closing Date to the Company, in an amount equal to the Aggregate Purchase Price for the Special Warrants sold, less the Fee, if payable in cash, and the expenses of the Agent, subject to any written direction given by the Company to the Agent and accepted by the Agent; and

                  (b) to the Company properly completed and duly executed original or facsimile copies of the Subscription Agreements, Questionnaires and Undertakings and Form 20As, where applicable, relating to the Special Warrants which have not previously been delivered to the Company, but the Agent will not be required to deliver any certified cheque or bank draft, Subscription Agreement or Questionnaire and Undertaking for or on behalf of any Purchaser which has notified the Agent that he does not intend to close in accordance with his Subscription Agreement.

5.3 At each Closing, upon payment to the Company of the amount specified in paragraph 5.2(a), the Company will deliver or cause to be delivered to the Agent and to the Purchasers, the following:

                  (a)      definitive   certificates   evidencing   the  Special
                           Warrants sold, duly registered as directed by the Purchasers in their Subscription Agreements;

                  (b) the requisite certificates, opinions, comfort letters and other documents provided for in this agreement;

                  (c) a certificate representing the Agent's Option and representing the right to acquire Option Warrants to purchase common shares equal in number to 10% of the Special Warrants sold at that Closing; and

                  (d) in the case of the First Closing, a certificate representing any Special Warrants to be issued to the Agent in payment of the Fee.


5.4 If, at the Time of Closing, the Company has been unable to comply with all of the conditions set forth in subsection 4.1 or the condition set forth in subsection 4.2 has not been satisfied, and such condition has not been waived by the Agent or the Company, as the case may be, the respective obligations of the parties will terminate and none of the Purchasers, the Agent or the Company will have any liability to the other, except that the Company's obligations under section 8 and subsection 9.1 will survive and continue.


6.                TERMINATION

The Agent may terminate its obligations under this agreement and the obligations of the Purchasers under the Subscription Agreements by notice in writing to the Company at any time before Closing if:

                  (a)      an adverse  material  change (as  defined in the B.C.
                           Act) in the affairs of the Company occurs or is announced by the Company;

                  (b) there is an event, accident, governmental law or regulation or other occurrence of any nature which, in the opinion of the Agent, seriously affects or will seriously affect the financial markets, or the business of the Company or any subsidiary of the Company, or the ability of the Agent to perform its obligations under this agreement, or a Purchaser's decision to purchase the Special Warrants;

                  (c) following a consideration of the history, business, products, property or affairs of the Company or its principals, or of the state of the financial markets in general, or the state of the market for the Company's securities in particular, the Agent determines, in its sole discretion, that it is not in the interest of the investors to complete the purchase and sale of the Special Warrants;

                  (d) an enquiry or investigation (whether formal or informal) in relation to the Company, or the Company's directors or officers, is commenced or threatened by an officer or official of any competent authority;

                  (e) any order to cease trading (including communicating with persons in order to obtain expressions of interest) in the securities of the Company is made by a competent regulatory authority and that order is still in effect;

                  (f) the Company is in breach of any term of this agreement; or

                  (g) the Agent determines that any of the representations or warranties made by the Company in this agreement is false or has become false.

7.                ADDITIONAL COVENANTS

7.1 The Company covenants with the Agent and with the Purchasers as follows:

                  (a) the Company will use its reasonable best efforts to comply with the covenants referred to in subsection
                           1.2 and, with respect to the filing of the Preliminary Prospectus and the Final Prospectus
                           (individually a "Prospectus" and collectively the "Prospectuses") as contemplated therein, will fulfil all legal requirements required to be fulfilled by the Company in connection therewith, which requirements will include the execution and filing of each of the Prospectuses in each of the Qualifying Jurisdictions, in each case in form and substance satisfactory to the Agent as evidenced by its execution thereof;

                  (b) prior to the filing of each of the Prospectuses, the Company will allow the Agent and its affiliates to conduct all investigations of the Company and its affairs the Agent considers necessary in order to fulfil the Agent's obligations as statutory underwriters and in order to enable the Agent responsibly to execute the certificates required to be executed by the Agent in such documents;

                  (c) the Company will deliver or cause to be delivered to the Agent:

                           (i) at the time of execution of each of the Prospectuses by the Agent, the Prospectus duly executed by officers and directors of the Company, in the form required by the Applicable Securities Laws of the Qualifying Jurisdictions; and

                           (ii) at the time of execution of the Final Prospectus by the Agent, a comfort letter of auditor of the Company addressed to the Agent and the directors of the Company and dated as of the date of the Prospectus, in form and content acceptable to the Agent, acting reasonably, relating to the verification of the financial information and accounting data contained in the Prospectus;

                  (d) the Company will deliver or cause to be delivered to the Agent duly executed copies of any Supplementary Material required to be filed by the Company in accordance with subsection (e) below and if any financial or accounting information is contained in any of the Supplementary Material, a comfort letter similar to that required by subclause (c)(ii) above;

                  (e) during the period prior to the completion of the distribution of the Underlying Securities, the Company will promptly notify the Agent in writing of any Material Change (actual or proposed) in the business, affairs, operations, assets or liabilities (contingent or otherwise) or capital of the Company, taken as a whole, or of any change which is of such a nature as to result in a "Misrepresentation" (as that term is defined in the British Columbia Act) in either of the Prospectuses or any amendment thereto and:

                           (i) the Company will promptly, and in any event within any applicable time limitation, comply with all filing and other requirements under the Applicable Securities Laws, and with the rules of the stock exchanges on which the Underlying Securities are listed, applicable to the Company as a result of any such change; and

                           (ii) notwithstanding the foregoing, the Company will not file any amendment to either of the Prospectuses or any other material supplementary to the

                                    Prospectuses   (all  such   amendments   and
                                    material being the "Supplementary Material") without first obtaining the approval of the Agent as to the form and content thereof, which approval will not be unreasonably withheld and which will be provided on a timely basis;

                           and, in addition to the foregoing, the Company will, in good faith, discuss with the Agent any change in circumstances (actual or proposed) which is of such a nature that there is or ought to be consideration given by the Company as to whether notice in writing of such change need be given to the Agent pursuant to this paragraph;

                  (f) the Company will, from time to time, without charge to the Agent, deliver to the Agent as many copies of the Prospectuses (and in the event of any amendment to the Prospectuses, copies of such amendments) and the Supplementary Material as the Agent may reasonably request for the purposes contemplated hereunder, provided that, in the case of the Preliminary Prospectus and any amendment thereto, such copies need not be in commercial form, and such delivery will constitute the consent of the Company to use of the documents by the Agent in connection with the distribution of the Underlying Securities, subject to compliance by the Agent with the Applicable Securities Laws of each of the Qualifying Jurisdictions and the Offering Jurisdictions;

                  (g)      the  delivery  by the  Company to the  Agent,  of the
                           Prospectus and any Supplementary Material will constitute the Company's representation and warranty to the Agent that all material information and statements (except information and statements relating solely to the Agent) contained in such documents, at the respective dates of initial delivery thereof, comply with the Applicable Securities Laws of the Qualifying Jurisdictions and are true and correct in all material respects, and that such documents, at such dates, contain no Misrepresentation and constitute full, true and plain disclosure of all material facts (as that phrase would be interpreted under the B.C. Act and the Alberta Act) relating to the Company, taken as a whole, and to the Underlying Securities as required by the Applicable Securities Laws of the Qualifying Jurisdictions;

                  (h) other than securities to be issued in partial payment of the acquisition of hearing clinics or incentive stock options granted to directors, officers or employees of the Company, the Company will not issue or announce the issuance of any common shares or other securities of the Company, except for those securities issuable under those securities set out in the Preliminary Prospectus, for a period of six months following the completion of the issuance of the Special Warrants without the prior written consent of the Agent, which consent will not be unreasonably withheld. If any common shares or options to purchase common shares are issued, then the issue or striking price shall be not less than the price of the Special Warrants offered hereunder;

                  (i) the Company will maintain its status as a reporting issuer not in default under the Alberta Act, and its regulations and rules until the Qualification Date, and if the Qualification Date has not occurred on or before the Expiry Date, the Company will use its reasonable best efforts to:

                           (i) maintain that status for a period of one year from the Closing Date; and

                           (ii)     in the event that:

                                     (1)    any holder of Special  Warrants  who
                                            acquires Underlying  Securities upon
                                            the exercise of his Special Warrants
                                            is   or   becomes   entitled   under
                                            Applicable  Securities  Laws  to the
                                            remedy  of  rescission  by reason of
                                            the or the Final  Prospectus  or any
                                            amendment   thereto   containing   a
                                            Misrepresentation,  the holder  will
                                            be entitled to  rescission  not only
                                            of the  holder's  exercise  of those
                                            Special  Warrants  but  also  of the
                                            purchase  of  the  Special  Warrants
                                            hereunder,  and will be  entitled in
                                            connection  with the rescission to a
                                            full  refund  of  all  consideration
                                            paid   to   the   Company   on   the
                                            acquisition    of   those    Special
                                            Warrants; and

                                     (2)    if  the   holder   is  a   permitted
                                            assignee  of  the  interest  of  the
                                            original    Purchaser   of   Special
                                            Warrants,   the  permitted  assignee
                                            will be  entitled  to  exercise  the
                                            rights  of  rescission   and  refund
                                            granted    hereunder   as   if   the
                                            permitted  assignee was the original
                                            Purchaser of the Special Warrants;

                                            and the  foregoing is in addition to
                                            any other right or remedy  available
                                            to a holder of the Special  Warrants
                                            under section 114 of the B.C. Act or
                                            corresponding   provisions   of  the
                                            Alberta  Act  or  other   securities
                                            legislation or otherwise at law.

7.2               The Agent covenants with the Company as follows:

                  (a) subject to the Company satisfying subsection 7.1, the Agent will, upon the request of the Company, execute each of the Prospectuses and any Supplementary Material presented to the Agent for execution and will use its reasonable best efforts to assist the Company in obtaining any requisite regulatory approvals in connection with the preparation and filing of such documents; and

                  (b) the Agent will use its reasonable best efforts to as soon as practicable after the Qualification Date and will, upon the request of the Company, deliver copies of the Final Prospectus to the holders of the Special Warrants and assist the Company in facilitating the exercise of the Special Warrants and the issuance of the Underlying Securities to the holders thereof.


8.                PAYMENT OF EXPENSES

Whether or not the transactions contemplated in this agreement are completed, the Company will pay or cause to be paid all expenses of or incidental to the issuance and sale of the Special Warrants and all other matters in connection with the transactions contemplated under this agreement, including, without limitation, the reasonable direct out-of-pocket expenses incurred by the Agent including without limitation, advertising, travel courier and telephone expenses and the reasonable fees and disbursements of counsel to the Agent. Other than legal expenses, the Agent agrees to obtain authorization from the Company prior to incurring any single expense greater than $1,000. All third party costs incurred with respect to this offering shall be the responsibility of the Company, including, without limitation, printing, mailing and road show expenses, regardless of whether this offering is completed.

9.                INDEMNITY AND CONTRIBUTION

9.1 The Company will protect and indemnify the Agent and each of the Agent's directors, officers, employees, agents and solicitors (collectively the "Indemnified Persons") against all losses, claims, costs, damages or liabilities caused by or arising directly or indirectly by reason of:

                  (a) any Misrepresentation or alleged Misrepresentation (except of a fact relating solely to the Agent) contained in the Prospectuses, any Supplementary Material or any certificate of the Company or any officer thereof delivered to the Agent pursuant to this agreement;

                  (b) the Company not complying with any requirement of applicable legislation of Canada or any of the Qualifying Jurisdictions to make any document available for inspection;

                  (c) any order made by any securities commission, stock exchange or other competent authority, based upon any Misrepresentation or alleged Misrepresentation (except of a fact relating solely to the Agent) in the Prospectuses or any Supplementary Material, which prevents or materially adversely affects trading or distribution of the Underlying Securities in any of the Qualifying Jurisdictions;

                  (d) the Agent's activities in connection with this offering unless the losses, claims, damages, liabilities or expenses arise from the gross negligence or bad faith of the Agent; or

                  (e) any other breach by the Company of any of the terms of this agreement.

9.2 If any matter contemplated by subsection 9.1 is asserted in an action or claim against any one or more of the Indemnified Persons in respect of which matter indemnity may be sought against the Company pursuant to this agreement, or any potential action or claim comes to their knowledge, the Indemnified Person will notify the Company as soon as possible in writing of the nature of the action or claim and the Company will be entitled to (but not required to) assume the defence of that action or claim, including the employment of legal counsel (satisfactory to the Indemnified Person, acting reasonably) and assume payment of the expenses in relation thereto. Each Indemnified Person will have the right to employ separate legal counsel in any action or claim and to participate in the defence thereof, but the fees and expenses of that counsel will be at the expense of the Indemnified Person and not of the Company unless:

                  (a)      the   employment  of  that  legal  counsel  has  been
                           specifically authorized in writing by the Company in connection with the defence of the action or claim;

                  (b) the Company has not, within five business days after having received written notice of the action or claim, employed legal counsel to have conduct of the defence of the action or claim; or

                  (c) the named parties to any action or claim (including any added, third or interpleaded parties) include both the Indemnified Person and the Company, and such Indemnified Person has been advised by counsel that there may be defenses available to the Indemnified Person which are different from or additional to those available to the Company (in which case the Company will not have the right to assume or direct the defence of the action or claim on behalf of the Indemnified Person);

Notwithstanding the foregoing, no settlement may be made by the Indemnified Person concerned without the prior written consent of the Company which consent will not be unreasonably withheld.

9.3 The Company will not make any claim for, and hereby irrevocably waives any right by statute or common law to, contribution against the Agent or any of the Agent's directors, officers, employees, agent or solicitors in the event of any action or claim brought against the Company as a result of any Misrepresentation or alleged Misrepresentation referred to in subsection 9.1 other than a Misrepresentation or alleged Misrepresentation relating solely to the Agent.

9.4 The right to indemnity herein provided will be in addition to and not in derogation of any other right to indemnity or contribution which any Indemnified Person may have by statute or otherwise at law.


10.               RIGHT OF FIRST REFUSAL

10.1 The Company will notify the Agent of the terms of any further brokered equity financing that it requires or proposes to obtain in Canada for the period commencing on the date of this Agreement and expiring 12 months following the Closing Date and the Agent will have the right of first refusal to act as agent in any such financing.

10.2 The right of first refusal must be exercised by the Agent within 15 days following the receipt of the notice by notifying the Company that it will act as agent in such financing on the terms set out in the notice.

10.3 If the Agent fails to give notice within the 15 days that it will act as agent in such financing upon the terms set out in the notice, the Company will then be free to make other arrangements to obtain financing from another source on the same terms or on terms no less favourable to the Company, subject to obtaining the acceptance of the regulatory authorities pursuant to Applicable Securities Laws.

10.4 The right of first refusal will not terminate if, on receipt of any notice from the Company under this Section, the Agent fails to exercise the right.


11.               ASSIGNMENT AND SELLING GROUP PARTICIPATION

11.1 The Agent will not assign this agreement or any of its rights under this agreement nor, with respect to the securities, enter into any agreement in the nature of an option or a sub-option unless and until, for each intended transaction, the Agent has obtained the consent of the Company and notice has been given to and accepted by the regulatory authorities pursuant to Applicable Securities Laws.

11.2 The Agent may offer selling group participation in the normal course of the brokerage business to selling groups of other licensed dealers, brokers and investments dealers, who may or who may not be offered part of the Fee, the Corporate Finance Fee, the Syndication Fee or Agent's Option derived from this offering.


12.               MISCELLANEOUS

12.1 Any notice to be given hereunder will be in writing and may be given by telecopier or by hand delivery and will, in the case of notice to the Company, be addressed and telecopied or delivered to:

                  HealthCare Capital Corporation
                  Suite 1120, 595 Howe Street
                  Vancouver, B.C.
                  V6C 2T5
                  Attention:        Douglas F. Good
                  Telephone:        (604) 685-4854
                  Fax:              (604) 685-4864

with a copy to:

                  Ballem MacInnes
                  Barristers and Solicitors
                  1800 First Canadian Centre
                  350 - 7th Avenue, S.W.
                  Calgary, Alberta
                  T2P 3N9
                  Attention:        William DeJong
                  Telephone:        (403) 292-9800
                  Fax:              (403) 233-8979


and in the case of the Agent, be addressed and telecopied or delivered to:

                  C.M. Oliver & Company Limited
                  2nd Floor, 750 West Pender Street
                  Vancouver, B.C.
                  V6C 1B5
                  Attention:        Lyle Davis
                  Telephone:        662-3787
                  Fax:              662-8100

with a copy to:

                  McCullough O'Connor Irwin
                  Solicitors
                  1100-888 Dunsmuir Street
                  Vancouver, B.C.
                  V6C 3K4
                  Attention:        Jonathan McCullough
                  Telephone:        (604) 687-7077
                  Fax:              (604) 687-7099

The Company and the Agent may change their respective addresses for notice by notice given in the manner referred to above.

12.2 The representations, warranties, covenants, obligations and agreements of the Company contained herein or delivered pursuant hereto will survive the purchase by the Purchasers of the Special Warrants and will continue in full force and effect notwithstanding any subsequent exercise or disposition by the Purchasers of the Special Warrants or the Underlying Securities and the Purchasers will be entitled to rely on the representations and warranties of the Company contained herein or delivered pursuant hereto notwithstanding any investigation which the Purchasers may undertake or which may be undertaken on the Purchasers' behalf.

12.3 This agreement is governed by the laws of the Province of British Columbia and the parties hereby attorn to the non-exclusive jurisdiction of the courts of British Columbia for the resolution of any disputes arising out of or in connection with this agreement.

12.4 Time is of the essence of this agreement and will be calculated in accordance with the Interpretation Act (British Columbia).

12.5 This agreement will be effective as of and from the date of this letter notwithstanding the actual date or dates this letter was signed and delivered by the Agent and accepted by the Company.

12.6 Whenever a singular or masculine expression is used in this agreement it will include the plural or the feminine or the body corporate as the context requires.

If the foregoing is in accordance with your understanding and agreed to by you, please signify your acceptance on the accompanying counterparts of this letter and return the counterparts to us whereupon this letter as so accepted will constitute an agreement between the Company and the Agent enforceable in accordance with its terms. The agreement resulting from your acceptance of this letter contains (together with the Subscription Agreements) the whole agreement between the Company, the Agent and the Purchasers in respect of the subject matters hereof and there are no warranties, representations, terms, conditions or collateral agreements, express, implied or statutory, relating to this offering other than as expressly set forth herein and in any amendments hereto, or except as incorporated by reference herein.


                         Yours truly,

                         C.M. OLIVER & COMPANY LIMITED


                         By:      /S/ DARRYL J. YEA
                                  C. Michael O'Brian, Chairman
                                  Darryl J. Yea, Director


The foregoing is accepted and agreed to on the 23RD day of SEPTEMBER , 1996 effective as of the date appearing on the first page of this agreement.

                         HEALTHCARE CAPITAL CORP.


                         By:      /S/ WILLIAM DEJONG
                                  Authorized Signatory

                                  WILLIAM DEJONG
                                  Print Name


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                                  SCHEDULE "A"


                         UNITED STATES OFFERS AND SALES

As used in this Schedule "A", the following terms shall have the meanings indicated:

         (a) "Directed Selling Efforts" means "directed selling efforts" as that term is defined in Regulation S. Without limiting the foregoing, but for greater clarity in this schedule, it means, subject to the exclusions from the definition of "directed selling efforts" contained in Regulation S, any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Special Warrants or Underlying Securities, and includes the placement of any advertisement in a publication with a general circulation in the United States that refers to the offering of the Special Warrants or Underlying Securities;

         (b) "Foreign Issuer" means a "foreign issuer" as that term is defined in Regulation S;

         (c) "Regulation S" means Regulation S adopted by the United States Securities and Exchange Commission under the U.S. Securities Act;

         (d) "Substantial U.S. Market Interest" means "substantial U.S. market interest" as that term is defined in Regulation S;

         (e) "U.S. Securities Act" means the United States Securities Act of 1933, as amended;

         (f) "United States" means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia; and

         (g) "U.S. Person" means "U.S. person" as that term is defined in Regulation S.


PART I - REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

The Company acknowledges that neither the Special Warrants nor the Common Shares have been or will be registered under the U.S. Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, any U.S. Person except in accordance with Regulation S under the U.S. Securities Act or pursuant to an exemption from the registration requirements of the U.S. Securities Act. Accordingly, the Company represents, warrants, covenants and agrees to and with the Agent that:

1. The Company is a Foreign Issuer with no Substantial U.S. Market Interest. A majority of its outstanding voting securities are and will at the Closing be held by persons with registered addresses outside the United States.

2. In connection with all offers and sales of the Special Warrants in the United States or to, or for the account or benefit of, a U.S. Person:

         (a) It acknowledges that the Special Warrants, the Underlying Securities and the Agent's Option have not been and will not be registered under the U.S. Securities Act and may not be offered or sold within the United States or, to or for the account or benefit of, U.S. Persons, except pursuant to an exemption from the registration requirements of the U.S. Securities Act. It has offered and sold and will offer and sell the Special Warrants only in accordance with Rule 903 of Regulation S or as provided in paragraphs (b) through (e) below. Accordingly, neither it or its affiliate(s), nor any persons acting on its or their behalf have engaged or will engage in any Directed Selling Efforts with respect to the Special Warrants.


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                  It has not  entered  and will not enter  into any  contractual arrangement with respect to the distribution of the Special Warrants, except with the prior written consent of the Agent.

         (b) All offers and sales of the Special Warrants in the United States will be effected directly by the Company through a U.S. broker-dealer.

         (c) Immediately prior to soliciting offerees in the United States, it had reasonable grounds to believe and did believe that each offeree was an "accredited investor" as defined in Rule 501(a) of Regulation D under the U.S. Securities Act (an "Accredited Investor").

         (d) No form of general solicitation or general advertising (as those terms are defined in Regulation D under the U.S. Securities Act) will be used, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

         (e) Prior to any sale of Special Warrants in the United States, it shall cause each purchaser thereof to enter into the form of U.S. Subscription Agreement attached hereto as Schedule "C".

3. The Company agrees to obtain substantially identical undertakings from any placement agent engaged in connection with the distribution of the Special Warrants contemplated hereby. The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Special Warrants, except with the prior written consent of the Agent.

4. The Company is not an open-end investment company or unit investment trust registered or required to be registered or closed-end investment company required to be registered, but not registered, under the United States Investment Company Act of 1940.


PART II - REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE AGENT

The Agent represents, warrants, covenants and agrees with the Company that:

1. The Agent acknowledges that the Special Warrants, the Underlying Securities and the Agent's Option have not been and will not be registered under the U.S. Securities Act.

2. Neither the Agent nor any of its affiliates, a member of any selling group formed in connection with the distribution of the Special Warrants, nor any person acting on its or their behalf, has made or will make:

         (a) any offer to sell, or any solicitation of an offer to buy, any Special Warrants to a U.S. Person or a person in the United States; or

         (b) any sale of Special Warrants unless, at the time the buy order was or will have been originated, the purchaser is:

                  (i)      outside the United States, or

                  (ii) the Company, its affiliates, and any person acting on their behalf reasonably believes that the purchaser is outside the United States.



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3. During the period in which the Special Warrants (as well as the Common Shares issuable upon exercise thereof) are offered for sale, neither it nor any of its affiliates, a member of any selling group formed in connection with the distribution of the Special Warrants, nor any person acting on its or their behalf has made or will make any Directed Selling Efforts in the United States, or has taken or will take any action that would cause the exclusion from registration afforded by Regulation S to be unavailable for offers and sales of the securities offered pursuant to this Agreement.



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